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                                                                    EXHIBIT 21.1


                                SUBSIDIARIES



                                                             Named under which
                                        Jurisdiction of      such Subsidiaries
           Subsidiary                    Incorporation       Conduct Business
           ----------                   ---------------      -----------------
PSS Rhode Island, Inc.                    Rhode Island
PSS Texas, Inc.                              Texas
PSS Delaware, Inc.                          Delaware
PSS Physician Services, Inc.                Florida
Standard/Crescent City Surgical
Supplies, Inc.                             Louisiana
PSS Taylor Medical, Inc.                    Delaware             PSS Taylor
*Taylor Medical Used Equipment, Inc.        Delaware
*Desert Medical Supply, Inc.                Delaware
*Taylor Medical of Louisiana, Inc.         Louisiana
Brown's Medical Supply Company              Nebraska        PSS Brown's Medical
Medical Service Company, Inc.              New Jersey
Y-Laboratories & Supplies, Inc.           Mississippi
WorldMed, Inc.                              Delaware
WorldMed International, Inc.                Delaware
WorldMed, N.V.                              Belgium

All subsidiaries are 100% owned by Physician Sales & Service, Inc., except for
(i) those designated by an asterisk which are 100% owned by PSS Taylor Medical, Inc. and (ii) WorldMed, N.V. which is owned by WorldMed, Inc. and WorldMed International, Inc.